Sub-Item 77Q1(a)
Copies of any material amendments to
the Registrant's charter or by-laws.

Articles Supplementary to Registrant's Articles of
Amendment and Restatement (adding Advantage, Equity Growth, Global Growth and International Opportunity Portfolios), dated January 20, 2010, are incorporated herein by reference to Exhibit (a)(45) to Post-Effective Amendment
No. 82 to the Registration Statement on Form N-1A filed
on February 23, 2010, accession number 0001104659-10-008873,
 file number: 033-23166.                                   .